UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 27, 2016

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information under Item 5.02 below regarding the Separation Agreement is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2016, William John Walker, Executive Vice President, Operations of Frank’s International N.V. (the “Company”) and the Company mutually agreed to his separation from the Company, effective August 15, 2016 (the “Separation Date”) at the election of Mr. Walker. He will continue to serve as the Company’s principal operating officer until the Separation Date or until his duties are earlier assumed by Gary P. Luquette, the Company’s President and Chief Executive Officer. Mr. Walker’s separation from the Company is not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Under a separation agreement presented to Mr. Walker on July 27, 2016 (the “Separation Agreement”), provided that Mr. Walker timely executes the Separation Agreement’s accompanying release of claims within twenty-one (21) days and does not revoke the release within seven (7) days following execution, Mr. Walker will: (1) continue to receive his current annual base salary and other current benefits until the Separation Date; (2) receive a lump sum cash payment equal to one (1) year of his annualized base salary within sixty (60) days following the Separation Date, less applicable taxes; (3) receive a cash short term incentive payment based on target achievement for 2016 equal to 100% of his annualized base salary, to be paid in a lump sum payment within sixty (60) days following the Separation Date, less applicable taxes; (4) receive accelerated vesting of his unvested restricted stock units (“RSUs”) previously awarded in August 2013 pursuant to his RSU award agreement; (5) receive continued vesting of his unvested RSUs previously awarded in February 2015, and February 2016 as described in the special vesting agreement, which is an exhibit to the Separation Agreement; (6) receive a cash payment equal to eighteen (18) months of the Company’s premium costs for continuing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, within sixty (60) days following the Separation Date, less applicable taxes; (7) be entitled to his vested and unvested executive deferred compensation after a period of six (6) months following the Separation Date; and (8) receive a reimbursement of up to $15,000 for outplacement assistance benefits, if exercised within twelve (12) months after the Separation Date, less applicable taxes.

The foregoing description of the Separation Agreement is qualified by reference to the full text of the final Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: August 2, 2016	By:	/s/ Alejandro Cestero
Name: Alejandro Cestero
Senior Vice President, General Counsel and Secretary